Exhibit 10.1

FORM OF EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of March        , 2007, between Mac-Gray Corporation, a Delaware corporation with principal offices located at 404 Wyman Street, Waltham, MA, and                            (the “Executive”).

WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of the Executive with Mac-Gray Corporation or a wholly owned subsidiary of Mac-Gray Corporation (the “Company”).

NOW, THEREFORE, it is AGREED as follows:

1.             Employment.  The Executive is hereby employed as [                                            ] of the Company, for a period commencing on the date hereof, and continuing subject to the termination provisions herein.   As [             ] of the Company, the Executive shall render executive, policy, and other management services to the Company of the type customarily performed by persons serving in such capacities.

2.             Location of Services.  During the term of this agreement, the Executive shall perform services at the Company’s various offices, but shall be principally located at the Offices of the Company currently located in Waltham, MA.

3.             Salary.  The Company shall pay the Executive an annual salary equal to         [$                 ], with such increases as may be determined by the Company in its discretion (“Base Salary”). The Base Salary of the Executive shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Executive otherwise agrees in writing. The Base Salary shall be payable to the Executive not less frequently than monthly.

4.             Bonuses.  The Executive shall be eligible to earn an annual cash bonus pursuant to the terms of the Company’s Senior Executive Incentive Plan, as modified from time to time (the “Cash Plan”).  As of the date hereof, the Cash Plan provides that the Executive is eligible to earn an annual cash bonus under the Cash Plan equal to [        ]% of his Base Salary.

5.             Participation in Employee Benefit Plans.  In addition to the benefits noted below, the Executive shall be entitled to participate, on the same basis as other executive employees of the Company, in any stock option, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, education, or other retirement or employee pension or welfare plan or benefits that the Company has adopted or may adopt for the benefit of its employees.  The Executive shall be entitled to participate in any fringe benefits, which are now or may be or become applicable to the Company’s executive employees generally.

6.             Reimbursement of Business Expenses.  The Company shall reimburse the Executive for all reasonable expenses incurred by him in performing services during the Executive’s employment, in accordance with the Company’s policies and procedures for its senior executive officers, as in effect from time to time.

7.             Standards.  The Executive shall perform the Executive’s duties and responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Company or its Chief Executive Officer.  The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the Company’s industry.

8.             Voluntary Absences; Vacations.  The Executive shall be entitled to annual paid vacation in accordance with the vacation pay schedule applicable to the Executive.  This paid vacation shall be subject to the Company’s policies concerning paid vacation.  The Executive, with the approval of the CEO, shall schedule the timing of paid vacations in a reasonable manner.

9.             Disability.  If the Executive shall be disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation, the Chief Executive Officer may remove the Executive from any responsibilities and/or reassign the Executive to another position with the Company during the period of such disability.  Notwithstanding any such removal or reassignment, the Executive shall continue to receive the Executive’s full Salary (less any disability pay or sick pay benefits to which the Executive may be entitled under the Company’s policies) and benefits under Section 5 of this Agreement (except to the extent that the Executive may be ineligible for one or more such benefits under applicable plan terms) for up to eighteen (18) months, and the Executive’s employment may be terminated by the Company at any time thereafter.  If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue.  The Executive shall cooperate with any reasonable request of the physician in connection with such certification.  If such question shall arise and the Executive shall fail to submit such certification, the Company’s determination of such issue shall be binding on the Executive.  Nothing in this Section 9 shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.

10.           Termination of Employment.

(a)           At-Will Employment.  The  CEO or the Board of Directors may terminate the Executive’s employment at-will, meaning that the Company or the Executive may terminate the Executive’s employment at any time, with or without cause or notice, subject to payment of the compensation described below.

(b)           Termination by the Company for Cause.  The Executive’s employment under this Agreement may be terminated for Cause without further liability on the part of the Company effective immediately.  Only the following shall constitute “Cause” for such termination:

(i)         fraud or material misappropriation with respect to the business or assets of the Company;

(ii)        conduct that constitutes disloyalty to the Company and which materially harms the Company or conduct that constitutes breach of fiduciary duty involving personal profit;

(iii)       gross negligence, willful misconduct or insubordination of the Executive with respect to the Company or any affiliate of the Company;

(iv)       conviction of a felony or misdemeanor involving moral turpitude or fraud;

(v)        the use of drugs or alcohol which interferes materially with the Executive’s performance of his duties; or

(vi)       material breach by the Executive of any of the Executive’s obligations under this Agreement.

(c)           Termination by the Executive for Good Reason.  The Executive’s employment under this Agreement may be terminated by the Executive “for Good Reason” by written notice to the Chief Executive Officer at least thirty (30) days prior to such termination.  Only the following shall constitute “Good Reason” for such termination:

(i)         a reduction of the Executive’s salary other than a reduction that (A) is based on the Company’s financial performance and (B) is similar to the reduction made to the salaries provided to all or most other senior executives of the Company;

(ii)        a significant change in the Executive’s responsibilities and/or duties which constitutes a demotion;

(iii)       the relocation of the offices at which the Executive is principally employed to a location more than 50 miles from such offices, which relocation is not approved by the Executive; or

(iv)       the Company’s failure to pay compensation specified in this Agreement, which, after thirty (30) days notice, is not cured by the Company.

(d)           Termination by the Company Without Cause.  Subject to the payment of the Severance Amount pursuant to Section 11(b), the Executive’s employment under this Agreement may be terminated by the Company without cause upon written notice to the Executive.

(e)           Death.  The Executive’s employment with the Company shall terminate effective immediately upon the Executive’s death.

11.           Compensation Upon Termination.

(a)           Termination Generally.  If the Executive’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Executive (or to his authorized representative or estate) any earned but unpaid base salary, incentive compensation earned but not yet paid, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the Executive may have under any employee benefit plan of the Company (the “Accrued Benefit”).

(b)           Termination by the Company Without Cause or by the Executive for Good Reason.  In the event of termination of the Executive’s employment with the Company pursuant to Section 10(c) or 10(d) above and subject to the Executive’s agreement to a release of any and all legal claims in a form satisfactory to the Company, the Executive shall continue to receive (1) for eighteen (18) months commencing on the date of such termination (the “Severance Period”), full Base Salary, (2) a one time lump sum payment in an amount equal to the Executive’s average annual bonus over the three (3) fiscal years immediately prior to termination (or the Executive’s annual bonus for the last fiscal year immediately prior to termination, if higher) payable by March 15 of the year following termination, (3) all other benefits and compensation that the Executive would have been entitled to under this Agreement in the absence of termination of employment during the Severance Period (except to the extent that the Executive may be ineligible for one or more such benefits under applicable plan terms or law), and, (4) if the Executive elects to continue group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), payment by the Company of the full COBRA premium during the Severance Period so long as the Executive remains eligible for COBRA coverage (collectively, the “Severance Amount”).

(c)           Termination by the Company With Cause or by the Executive Without Good Reason.  The Executive shall have no right to receive compensation or other benefits from the Company for any period after termination for cause by the Company or termination by the Executive other than termination with Good Reason, except for any vested retirement benefits to which the Executive may be entitled under any qualified employee pension plan maintained by the Company and any deferred compensation to which the Executive may be entitled.

(d)           Termination Associated with a Change of Control.  The Executive acknowledges that an Executive Severance Agreement was executed between the parties dated February 14, 2002 (the “Executive Severance Agreement”).  Upon any termination of the Executive by the Company without cause or by the Executive with Good Reason under this Agreement, which simultaneously triggers Severance Payments under the Executive Severance Agreement, the Executive shall receive the Severance Payments specified under the Executive Severance Agreement, and shall not receive the Severance Amount under this Agreement.  Under no circumstance shall the Executive receive both the Severance Amount under this Agreement and Severance Payments under the Executive Severance Agreement.

12.           Restrictive Covenants.

(a)           During the employment of the Executive under this Agreement and for a period of eighteen (18) months after termination of such employment for any reason, the Executive shall not at any time (i) compete on his own behalf, or on behalf of any other person or entity, with the Company or any of its affiliates within all territories in which the Company does business with respect to the business of the Company or any of its affiliates as such business shall be conducted on the date hereof or during the employment of the Executive under this Agreement; (ii) solicit or induce, on his own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (iii) solicit or induce, on his own behalf or on behalf of any other person or entity, any customer of the Company or any of its affiliates to reduce its business with the Company or any of its affiliates.

(b)           The Executive shall not at any time during or subsequent to his employment by the Company, on his own behalf or on behalf of any other person or entity, disclose any proprietary information of the Company or any of its affiliates to any other person or entity other than on behalf of the Company or in conducting its business, and the Executive shall not use any such proprietary information for his own personal advantage or make such proprietary information available to others for use, unless such information shall have come into the public domain other than through unauthorized disclosure.

(c)           The ownership by the Executive of not more than 5% of a corporation, partnership or other enterprise shall not constitute a violation hereof.

(d)           If any portion of this Section 12 is found by a court of competent jurisdiction to be invalid or unenforceable, but would be valid and enforceable if modified, this Section 12 shall apply with such modifications necessary to make this Section 12 valid and enforceable.  Any portion of this Section 12 not required to be so modified shall remain in full force and effect and not be affected thereby.  The Executive agrees that the Company shall have the right of specific performance in the event of a breach by the Executive of this Section 12.

13.           Integration.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties, except the Executive Severance Agreement, which is hereby incorporated into this Agreement in its entirety, with respect to any related subject matter.

14.           Assignments.  No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto; provided that the Executive agrees that the Company shall assign its rights under this Agreement without the consent of the Executive in the event that the Company shall effect a reorganization, consolidation with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity.  This Agreement shall be binding on any successor corporation, partnership, organization or other entity.

15.           Extent of Service.  The Executive shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary of the Company, except with the prior approval of the Board of Directors; provided that nothing in this Agreement shall be construed as preventing the Executive from:

(a)        investing the Executive’s assets in any company or other entity in such form or manner as shall not require any material activities on the Executive’s part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

(b)        engaging in religious, charitable or other community or non-profit activities that do not impair the Executive’s ability to fulfill the Executive’s duties and responsibilities under this Agreement.

16.           Amendments or Additions.  No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

17.           Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

18.           Section Headings.  The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

19.           Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

20.           Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Massachusetts (other than the choice of law rules thereof).

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized officer, and by the Executive.

Mac-Gray Corporation

By:

Executive